EXHIBIT 10g



                    DETECTION SYSTEMS, INC.
                     EXECUTIVE BONUS PLANS
                  As approved by the Board of
           Directors in corporate resolutions dated
             6/4/96, 8/21/96, 11/7/96 and 1/22/97

PART 1: EXECUTIVE CASH BONUS PLAN

     In accordance with the definitions, conditions, and limitations set forth below, the Company shall pay a Cash Bonus to each Eligible Executive as follows:

1.1 Specific Designation, Percentage, and EPS Goal Limitation. Each fiscal Year, the Board may designate: (a) Executives who will be Eligible Executives for this Executive Cash Bonus Plan for that Year, (b) for each such Eligible Executive, the Executive's Cash Bonus Percentage for that Year, and (c) the EPS Goal for the Year.

1.2. Group Designation and Percentage.

     1.2.1 Group Cash Bonus Percentage. Each fiscal Year, the Board may designate a Cash Bonus Percentage that will be made available to a group of Company Executives for that Year (excluding those specified pursuant to paragraph
     1.1 above).

     1.2.2. Executive Eligibility for the Group, and Individual Percentages. Each fiscal Year, the President shall determine which Executives will be Eligible Executives for purposes of the group Cash Bonus Percentage, and the President shall determine the Cash Bonus Percentage for each individual member of that group.

1.3. Amount of Cash Bonus. Subject to the provisions of paragraph 1.4 below, the Cash Bonus for an Eligible Executive shall be equal to the Post-Bogey Profits for the Year multiplied by the Eligible Executive's Cash Bonus Percentage.

1.4. Conditions and Limitations on Cash Bonuses.  Each Cash
Bonus is subject to the following:

     1.4.1     EPS Goal Limitations and Carryovers.  The EPS
     Goal limitations and carryovers provisions set forth in
     Part 3 below apply to Cash Bonuses under this Plan.

     1.4.2 Part Year Employment. If an Eligible Executive is employed by the Company for only part of the Year or the Executive's employment is terminated before Year end, that Executive's Cash Bonus for that Year will be pro rated based on the portion of the Year the Executive was employed by the Company.

1.5. Payment After Year End.  [Except for any Eligible
Executives who elect to defer receipt pursuant to the Company's
Deferred Compensation Plan,] Cash Bonuses shall be paid as soon as practicable after the end of the Year in which they are earned, but not until after the Company's annual audited financial statements have been prepared.

PART 2:   EXECUTIVE STOCK BONUS PLAN

     In accordance with the definitions, conditions, and limitations set forth below, the Company shall pay a Stock
Bonus to each Eligible Executive in accordance with the following:

2.1 Specific Designation, Percentage, and Limitations. Each fiscal Year, the Board may designate: (a) Executives who will be Eligible Executives for this Executive Stock Bonus Plan for that Year, (b) for each such Eligible Executive, the maximum number of Bonus Shares the Executive can receive for that Year,
(c) the EPS Goal for that Year, and (d) the Percentage of Profit Limitation that will apply for the Year.

2.2. Group Designation and Percentage.

     2.2.1 Group Bonus Shares Amount. Each fiscal Year, the Board may also designate a number of Bonus Shares that will be made available to a group of Company Executives for that Year (excluding those specified pursuant to paragraph 2.1 above).

     2.2.2. Group Executive Eligibility and Individual Bonus Shares Amount. Each fiscal Year, the President shall determine which Executives will be Eligible Executives for purposes of the group Bonus Shares amount, as well as the maximum number of Bonus Shares that may be earned that Year by each individual member of that group.

2.3. Number of Bonus Shares. Subject to the provisions of paragraph 2.4 below, the number of Bonus Shares earned by each Eligible Executive shall be determined by multiplying (a) the maximum number of Bonus Shares designated for that Eligible Executive, as provided in paragraph 2.1 or 2.2 above, by (b) the Sales Growth Factor, and by (c) the Pre-tax Profit Factor, which Factors shall be calculated as follows:

     2.3.1 Sales Growth Factor. The Sales Growth Factor shall be:
          (a) 100% if Sales Growth for the Year is 10% or more,
          (b) 0% if Sales Growth for the Year is 0% or less, and
          (c) between 100% and 0% if Sales Growth for the Year is between 10% and 0%. The percentage in between shall be determined by a linear scaling so that, if Sales Growth is 4%, the Sales Growth Factor will be 40%, and if Sales Growth is 7.5%, the Sales Growth Factor will be 75%.

     2.3.2     Pre-Tax Profit Factor.  The Pre-tax Profit
     Factor shall be:
          (a) 100% if Pre-tax Profits for the Year are 10% or more of Sales,
          (b) 0% if Pre-tax Profits for the Year are 5% or less of Sales, and
          (c) between 100% and 0% if Pre-tax Profits for the Year are between 10% and 5%. The percentage in between shall be determined by a linear scaling so that, if Pre-tax Profits are 6% of Sales, the Pre-tax Profit Factor will be 20%, and if Pre-tax Profits are 8.5%, the Pre-tax Profit Factor will be 70%. (6% is 20% of the way between 5% and 10%; and 8.5% is 70% of the way between 5% and 10%.)

2.4. Conditions and Limitations on Stock Bonuses.  Each Stock
Bonus is subject to the following:

     2.4.1     EPS Goal Limitations and Carryovers.  The EPS
     Goal limitations and carryovers provisions set forth in
     Part 3 below apply to Stock Bonuses under this Plan.

     2.4.2 Percentage of Profit Limitation. The Percentage of Profit limitations and carryovers provisions set forth in Part 3 below apply to Stock Bonuses granted under this Plan.

     2.4.3 Part Year Employment. If an Eligible Executive is employed by the Company for only part of the Year or the Executive's employment is terminated before Year end, that Executive's Cash Bonus for that Year will be pro rated based on the portion of the Year the Executive was employed by the Company.

     2.4.4 Rounding. All share calculations shall be rounded to the nearest whole share.

     2.4.5 Other Agreements. Prior to receipt of a Stock Bonus, each Eligible Executive shall execute and deliver a stock bonus securities agreement and other agreements, as the Company shall reasonably require in order to assure compliance with applicable legal, stock listing, or other regulatory requirements.

2.5. Payment After Year End.  [Except for any Eligible
Executives who elect to defer receipt pursuant to the Company's
Deferred Compensation Plan,] Stock Bonuses shall be paid as soon as practicable after the end of the Year in which they are earned, but not until after the Company's annual audited financial statements have been prepared.

PART 3:   EPS GOAL AND PERCENTAGE OF PROFIT LIMITATIONS AND
CARRYOVERS

[Note: the words "Bonuses determined under paragraphs 1.3 and 2.3" are used in this Part in several places to describe Bonuses which satisfied the criteria of Part 1 or 2 but were not earned because of the Earned Surplus and/or Percentage of Profit Limitations, but it probably will be better to define a Bonus as "Conditionally Earned" (or the like) for those Bonuses.]

3.1 Earnings Surplus. "Earnings Surplus" shall mean the amount, if any, by which the Company's EPS in a given Year exceed the EPS Goal for that Year, multiplied by the number of outstanding shares of Common Stock used to calculate the EPS.

3.2  Initial Year.  Except as additionally limited in paragraph
3.7 below, Cash Bonuses and Stock Bonuses shall be earned in the Year in which the amounts of the Bonuses are determined under paragraphs 1.3 and 2.3 only for the amount of the Bonuses equal in the aggregate to the amount which, net of tax effect, would eliminate the Earnings Surplus for that Year, if any, and the categories and individual amounts of Bonuses thus earned shall be determined as provided in paragraph 3.4 below.

3.3 Earning of Carryforward Bonuses. Any amount of Bonuses determined under paragraphs 1.3 and 2.3 which are not earned in the initial Year as provided in paragraphs 3.2 and 3.7 shall constitute "Carryforward Bonuses," which shall be earned, or partly earned, in any of the next five Years in which there is an Earnings Surplus, subject to the following:
     (a) Any Bonuses earned in a given Year in accordance with paragraph 3.2 shall become earned before any Carryforward Bonuses become earned that Year.
     (b) For any Year in which there is an Earnings Surplus but that Surplus is not sufficient for the earning of all Carryforward Bonuses, that amount of the Carryforward Bonuses equal in the aggregate to the amount which, net of tax effect, would eliminate the Earnings Surplus shall be earned for that Year.
     (c) All Carryforward Bonuses from a given Year shall be earned before Carryforward Bonuses from a subsequent Year may be earned.
     (d) Any remaining amount of any Carryforward Bonuses, and/or any Bonuses determined under paragraphs 1.3 and 2.3 for that Year and not yet earned, shall be carried forward to any future Year in which there is an Earnings Surplus.

3.4 Priorities Among Bonus Types and Pro Ration. The Bonuses shall be earned in accordance with the following priorities and prorationing:
     (a) All other employee benefits, including any general employee bonuses, shall have been paid or set aside for payment before any Bonuses may be determined under paragraphs 1.3 and 2.3 and before any Earnings Surplus may be calculated.
     (b) Subject to the provisions of paragraph 3.7, Stock Bonuses for any given Year for Eligible Executives designated in accordance with paragraph 2.2 shall be earned prior to the earning of any other Bonuses for that Year.
     (c) Cash Bonuses for any given Year shall be earned prior to the earning of Stock Bonuses for any given Year for Eligible Executives designated under paragraph 2.1 for that Year.
     (d) If only a portion of any one category of Bonuses set forth in (b) or (c) above is earned in any Year, the individual Bonuses within that category shall be earned on a pro rata basis.

3.5 Five Year Carryforward Limit. No Carryforward Bonus or portion thereof may be earned in any Year more than five Years after the Year in which the Bonus was determined under paragraphs 1.3 or 2.3.

3.6 Termination of Employment. A person who was designated as an Eligible Executive or who pursuant to an employment agreement is treated as an Eligible Executive, for a Bonus in a Year when the Bonus becomes a Carryforward Bonus shall earn and be paid that Carryforward Bonus when it becomes earned pursuant to the provisions of this Part 3, regardless whether the person continues as an officer, Eligible Executive, or employee of the Company after the person was designated as an Eligible Executive; provided that this paragraph 3.6 shall not affect the provisions of paragraphs 1.4.2 and 2.4.3.

3.7 Percentage of Profit Limitation on Stock Bonuses. Notwithstanding any of the preceding provisions of this Part 3, if the aggregate market value of all Stock Bonuses that become earned in any given Year in accordance with those preceding provisions exceeds the Dollar amount of the Percentage of Profit Limitation for that Year, then the aggregate amount of those Stock Bonuses that become earned in that Year shall be reduced to the Dollar Amount of the Percentage of Profit Limitation, disregarding the effects of share rounding. In any such case, the remainder of those Stock Bonuses shall become or remain Carryforward Bonuses and the Cash Bonuses earned that Year may be increased accordingly, all in accordance with the provisions of this Part 3.

PART 4:   DEFINITIONS

 [Note: Final numbers will be inserted for these definitions when the definitions seem complete - to avoid renumbering until then)

     Unless the context otherwise required the following definitions shall apply in these Executive Bonus Plans:

4. "Board" means the Company's Board of Directors.

4. "Bonus Share" means the shares of the Company's Common Stock that each Eligible Executive may receive as a Stock Bonus under the Executive Stock Bonus Plan set forth in Part 2 above.

4. "Bonus" means a Cash Bonus or a Stock Bonus, or both, as the context may require.

4. "Carryforward Bonus" is defined in paragraph 3.3 above.

4. "Cash Bonus" means a bonus payable to a Company Executive, in accordance with the terms of the Executive Cash Bonus Plan set forth in Part 1 above.

4. "Cash Bonus Percentage" means the percentage that will be applied to the Post-Bogey Profits to determine a Cash Bonus for an Eligible Executive or a group of Eligible Executives.

4. "Company" means Detection Systems, Inc. and its subsidiaries that are consolidated with it on its published financial statements.

4. "Earnings Surplus" is defined in paragraph 3.1 above.

4. "Eligible Executive" means an Executive who has been designated by the Board or the President as eligible to receive a Bonus under the Executive Cash Bonus Plan or the Executive
Stock Bonus Plan, or both, as in effect for a Year.

4. "EPS" means earnings per issued and outstanding share of Common Stock of Detection Systems, Inc. for the Year involved, calculated in accordance with GAAP.

4. "EPS Goal" means an EPS goal for a given Year, as established by the Board. The EPS Goal shall be adjusted for stock splits, stock dividends, and any other comparable transactions.

4. "Executive" shall mean an officer or key employee of the Company, including an officer or key employee of any of its consolidated subsidiaries.

4. "GAAP" means generally accepted accounting principles as applied and approved for the period involved by the Company's independent accountants.

4. "Percentage of Profit Limitation" means a specific percentage of Pre-tax Profits for the Year, designated by the Board as provided in paragraph 2.1.4 above, which shall serve as a limit on the aggregate market value of all Stock Bonuses granted under the Executive Stock Bonus Plan for that Year.
The percentage of Pre-tax Profits may be a fixed percentage or may be a formula that yields a specific percentage when the Pre-tax Profits are known.

4. "Post-Bogey Profits" means the Pre-tax Profits of the
Company, less the Pre-tax Profit Bogey.

4. "Pre-tax Profit Factor" means the Pre-tax Profit Factor calculated under paragraph 2.3.2 above.

4. "Pre-tax Profit Bogey" means a dollar threshold amount for Pre-tax Profits which is established by the Board each Year.
(see "Post-Bogey Profits.")

4. "Pre-tax Profits" means the total profits of the Company for the Year after all deductions except for taxes based on income and except for Bonuses, as reported in accordance with GAAP.

4. "President" means the President of Detection Systems, Inc.

4. "Sales" means the Actual Sales for the Year, except that, if equivalent Sales Growth is appropriately calculated for the Year (as provided in the definition of Sales Growth), "Sales" means the lesser of Actual Sales or Equivalent Sales for the Year. The "Actual Sales" for the Year shall be the actual gross sales of the Company for the Year, less discounts, returns, and allowances, all calculated in accordance with GAAP. The "Equivalent Sales" for the Year shall be calculated, if applicable, as the sales level for the Year that would result from using the Equivalent Sales Growth for the Year (calculated as provided in the definition for Sales Growth).

4. "Sales Growth" shall mean the "Actual Sales Growth," which is the fraction obtained by dividing the Sales for a given Year by the Sales for the previous Year and then subtracting 1, the result then being stated as a percentage; except that, after a Year in which Actual Sales Growth exceeded 20%, Sales Growth in any subsequent Year shall be the greater of the Actual Sales Growth for that subsequent Year or Equivalent Sales Growth.
For these purposes, "Equivalent Sales Growth" shall mean an assumed 20% annual compounded Sales Growth after the Year that preceded the Year in which Actual Sales Growth exceeded 20%; provided that the resulting assumed Sales for the Year shall not be more than the Actual Sales for the Year (calculated as provided in the definition of Sales).

4. "Sales Growth Factor" means the Sales Growth Factor calculated under paragraph 2.3.1 above.

4. "Stock Bonus" means a bonus payable to a Company Executive in accordance with the terms of the Executive Stock Bonus Plan set forth in Part 2 above.

4. "Year" shall mean one of the Company's fiscal years.